                                                                   Exhibit 10.15

The U.S. $1 Billion Credit Agreement dated as of January 13, 2000 among Honeywell International Inc., the initial lenders named therein, Citibank, N.A., as administrative agent, Morgan Guaranty Trust Company of New York, as syndication agent, and Salomon Smith Barney Inc. and J.P. Morgan Securities Inc., as arrangers, has substantially the same terms as the 364-Day Credit Agreement dated as of December 2, 1999 filed as Exhibit 10.11 hereto. Capitalized terms in this exhibit have the meanings set forth in the December 2 Credit Agreement. The following are the important differences between the January 13 Credit Agreement and the December 2 Credit Agreement set forth in
Exhibit 10.11:

1. The January 13 Credit Agreement expires April 12, 2000 (90 days from the Effective Date).

2. The January 13 Credit Agreement does not provide for extension of the Termination Date.

3. The Commitment under the January 13 Credit Agreement is fixed at an aggregate of $1 billion, with Citibank, N.A., and Morgan Guaranty Trust Company of New York each committed to lend $500 million each.